EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Bridgeline Digital, Inc. on Form S-8 (No. 333-170819) of our report dated December 28, 2009, pertaining to the consolidated financial statements of Bridgeline Digital, Inc. (formally Bridgeline Software, Inc.) as of September 30, 2009 and for the year then ended, which appears in the Annual Report on Form 10-K of Bridgeline Digital, Inc. for the year ended September 30, 2010.

/s/ UHY LLP

Boston, Massachusetts
December 29, 2010